
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the consolidated statement of operations, consolidated balance sheet and consolidated statement of cash flows for the quarter ended May 22, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          JAN-29-2000
<PERIOD-END>                               MAY-22-1999
<CASH>                                              68
<SECURITIES>                                         0
<RECEIVABLES>                                      379
<ALLOWANCES>                                         0
<INVENTORY>                                      1,734
<CURRENT-ASSETS>                                 2,555
<PP&E>                                           7,126
<DEPRECIATION>                                 (3,197)
<TOTAL-ASSETS>                                   6,734
<CURRENT-LIABILITIES>                            3,020
<BONDS>                                          3,261
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           861
<OTHER-SE>                                     (1,025)
<TOTAL-LIABILITY-AND-EQUITY>                     6,734
<SALES>                                          8,789
<TOTAL-REVENUES>                                 8,789
<CGS>                                            6,645
<TOTAL-COSTS>                                    6,645
<OTHER-EXPENSES>                                 1,787
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  77
<INCOME-PRETAX>                                    280
<INCOME-TAX>                                       104
<INCOME-CONTINUING>                                176
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       176
<EPS-BASIC>                                     0.34<F1><F2>
<EPS-DILUTED>                                     0.33<F2>

<F1>
The amount reported is EPS-Basic not EPS-Primary.
<F2>
On May 20, 1999, the Company announced a distribution in the nature of a two-for-one stock split, to shareholders of record of common stock on June 7, 1999. In compliance with SFAS No. 128, Earnings per Share, earnings per share are presented showing the effect of the split. If the split had not occurred basic earnings per share would have been $0.68 and diluted earnings per share would have been $0.66. Shares were distributed on June 28, 1999.

